Exhibit 10.03
Description of the Amendment to the Series A Out-Performance Program
      The Series A Out-Performance Program of United Dominion Realty Trust, Inc. (the “Company”), was approved by the Company’s stockholders at its 2001 Annual Meeting of Shareholders. The Series A Out-Performance Program was designed to provide participants with the possibility of substantial returns on their investment if the total return on the Company’s common stock exceeded targeted levels, while putting the participants’ investment at risk if those levels were not exceeded. The Series A Out-Performance Partnership Shares, referred to herein as the “Series A OPPSs,” vested in June 2003.
      The Series A Out-Performance Program, as approved by the Company’s stockholders in 2001, permitted individuals to transfer Series A OPPSs only to a family member or a family-owned entity or in the event of death or disability. These restrictions on transfer provide limited liquidity for the holders of interests in the Series A Out-Performance Program and they do not allow such holders to tender their Series A OPPSs as consideration for their investment in a subsequent out-performance program. Participating in an out-performance program can involve a significant upfront cash investment by a participant, which many participants may not have and cannot fund out of existing assets or without borrowing or without selling the participant’s existing shares of the Company’s common stock. The Company believes that requiring participants to pay cash upfront as the only means of participating in an out-performance program has limited the attractiveness and participation by some of the Company’s executives and other key employees in subsequent out-performance programs. At the Company’s Annual Meeting of Stockholders held on May 3, 2005 (the “Meeting”), the Company’s stockholders approved an amendment to the Series A Out-Performance Program that was designed to address this concern. The amendment to the Series A Out-Performance Program, approved by the Company’s stockholders at the Meeting, allows the participants to sell the Series A OPPSs to the Company or to exchange the Series A OPPSs for interests in subsequent out-performance programs, with the prior written consent of the board of managers of UDR Out-Performance I, LLC. The value of the interests in the Series A Out-Performance Program that are exchanged for interests in a subsequent out-performance program will be determined based on the fair market value at the time as determined by an independent valuation expert. UDR Out-Performance I, LLC is a limited liability company owned by members of the Company’s senior management and other key employees whose current board of managers is comprised of two of the Company’s independent directors and two members of the Company’s senior management. Amending the Series A Out-Performance Program to allow participants to sell Series A OPPSs to the Company or to exchange Series A OPPSs for interests in subsequent out-performance programs will allow the Series A participants to participate in subsequent out-performance programs, such as the New Out-Performance Program that was also approved by the Company’s stockholders at the Meeting, by tendering the Series A OPPSs, instead of cash, as consideration for their investment in the subsequent out-performance program.
     A description of the Series A Out-Performance Program is attached as Exhibit 10(xviii) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (Commission File No. 1-10524).